UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 regarding the appointment of Brett L. Scott as Chief Financial Officer is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009, Biolase Technology, Inc. (the "Company") issued a press release announcing that, effective July 14, 2009, it had appointed Brett L. Scott as Chief Financial Officer of the Company.

In addition, effective on July 14, 2009, Frederick M. Capallo resigned from his position as the Company's interim Chief Executive Officer.

Under the terms of Mr. Scott's employment agreement, Mr. Scott will receive an annual base salary of $200,000. In addition, Mr. Scott is eligible to receive a maximum annual performance bonus of 25% of his annual base salary, which is determined by the achievement of certain criteria established by the board of directors of the Company. Mr. Scott is further granted a nonqualified stock option to purchase 220,000 shares of the Company's common stock at an exercise price per share equal to the closing price of the Company’s common stock on July 14, 2009, as reported by the National Association of Securities Dealers on the Nasdaq Stock Market. The option will vest pursuant to the following schedule: one-third of the shares pursuant to the option will become exercisable after Mr. Scott completes one year of service from July 14, 2009, and the remaining shares will vest over eight successive three-month periods of service after the first year of service. The term of the option is ten years and is granted under the Company's equity plan. Mr. Scott’s employment is at will.

Pursuant to the terms of the employment agreement, Mr. Scott is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of six months of Mr. Scott’s annual base salary, which will be paid over twelve equal semi-monthly installments and paid COBRA premiums for the six month period following termination.

Before joining the Company, Mr. Scott, 58, was Chief Financial Officer at North American Scientific, Inc., a Southern California-based medical device company. In March 2009, North American Scientific sought protection under Chapter 11 of the U.S. Bankruptcy Code, and as part of an orderly plan to sell its assets, during the following two months successfully completed the sale of its prostate and breast cancer businesses to Best Theratronics, Ltd. and Portola Medical Inc., respectively. Prior to North American Scientific, Mr. Scott was Chief Financial Officer of Irvine, California-based Alsius Corporation from January 2006 to August 2008. From September 2001 to March 2005, Scott was Chief Financial Officer at Irvine Biomedical, Inc., an Irvine, California-based medical device company, and from July 2001 to December 2002 he was Chief Financial Officer and a member of the Board of Directors of Irvine, California-based Pain Concepts Inc. Scott has a bachelor of science degree in business administration from the University of Southern California.

There is no arrangement or understanding pursuant to which Mr. Scott was selected as Chief Financial Officer, and there are no related party transactions between the Company and Mr. Scott reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Biolase Technology, Inc., dated July 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

July 14, 2009	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase Technology, Inc., dated July 14, 2009.